Exhibit 2.6

**ROGERS CABLE INC.**

as Borrower

\- and -

**THE TORONTO-DOMINION BANK**

as Administration Agent

\- and –

**THE LENDERS NAMED HEREIN**

as Lenders

**THE TORONTO-DOMINION BANK, THE BANK OF NOVA SCOTIA, ROYAL BANK OF CANADA and J.P. MORGAN BANK CANADA**
Co-Lead Arrangers

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# FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

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Dated for reference September 10, 2003

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT is dated for reference September 10. 2003

AMONG:

**ROGERS CABLE INC.**
as Borrower

OF THE FIRST PART

AND:

**THE TORONTO-DOMINION BANK**
as Administration Agent

OF THE SECOND PART

AND:

**THE LENDERS NAMED HEREIN**
as Lenders

OF THE THIRD PART

WHEREAS the Borrower, the Administration Agent and the Lenders named therein entered into a second amended and restated credit agreement dated as of January 31, 2002 (the **"Credit Agreement"**);

AND WHEREAS the parties to the Credit Agreement have agreed to make further amendments which will, among other things, delete the definition of "Modified Maturity Date" since paragraph (a) of the definition will be replaced by the concept of the "Tranche B Carve-Out" and paragraph (b) of the definition is no longer required (all remaining 2007 Public Debt having been repaid in full in June, 2003);

AND WHEREAS the necessary consent of the Lenders has been provided, and as a result the Administration Agent may execute this agreement on behalf of all Lenders;

NOW THEREFORE, in consideration of the mutual covenants and agreements herein set forth and other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, the parties agree as follows:

## ARTICLE 1
## INTERPRETATION

**Section 1.1** **Defined Terms.** Unless otherwise defined herein, any term defined in the Credit Agreement and used herein shall have the meaning set forth in the Credit Agreement.

**Section 1.2** **Interpretation.** The provisions of sections 1.02, 1.03, 1.04, 1.05 and 1.11 of the Credit Agreement shall apply to this agreement as if fully set forth herein, *mutatis mutandis*.

**Section 1.3 Continuing Effect of Credit Agreement**. Except to the extent expressly amended hereby, all remaining terms of the Credit Agreement shall remain in full force and effect, unamended.

## ARTICLE 2
## AMENDMENTS TO CREDIT AGREEMENT

**Section 2.1 New Definition.** The following definition shall be added to section 1.01 of the Credit Agreement, to appear in alphabetical order:

> **"Tranche B Carve-Out"** means, at any time, a portion of Tranche B equal to (i) Cdn.$400 million, less (ii) the aggregate principal amount of the 2005 Public Debt which during the period from September 10, 2003 to such time has been permanently repaid. For the purposes of determining such aggregate principal amount in item (ii), the Borrower shall upon each permanent repayment of 2005 Public Debt provide to the Administration Agent such evidence as the Administration Agent shall reasonably request confirming a permanent repayment on account of the principal of the 2005 Public Debt. Absent demonstrated error, the determination of the Administration Agent of the Tranche B Carve-Out shall be conclusive and binding for all purposes.

**Section 2.2 Deleted Definitions.** The definitions of "Modified Maturity Date" and "2007 Public Debt" in section 1.01 of the Credit Agreement shall be deleted in their entirety.

**Section 2.3 Maturity**. Section 2.11(b) of the Credit Agreement shall be amended by deleting therefrom the words:

> "; provided that, if applicable, the aggregate principal amount of the Tranche B Credit shall become due and payable in full on the Modified Maturity Date"

**Section 2.4 Additional Condition.** The following amendments shall be made to section 4.03 of the Credit Agreement:

(i) the last word of subsection (b) shall be deleted therefrom and the following punctuation mark and word shall be substituted for the punctuation mark at the end of subsection (c) "; and";

(ii) the following subsection (d) shall be added to section 4.03;

> "(d) with respect to the Tranche B Carve-Out only, and in addition to any other applicable conditions precedent herein set forth, the Borrower shall have provided to the Administration Agent such evidence as the Administration Agent shall reasonably request confirming the use of the proceeds in compliance with the proviso to section 6.19(b)."

**Section 2.5 Purposes.** The following proviso shall be added to the end of section 6.19(b) of the Credit Agreement:

; provided that, until such time as the 2005 Public Debt is repaid in full, the Tranche B Carve-Out shall be utilized only for the purpose of effecting a permanent repayment of the principal of the 2005 Public Debt.

**IN WITNESS WHEREOF** the parties have caused this agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

**BORROWER:**

**ROGERS CABLE INC.**

Per: ______________________
Authorized Signatory

Per: ______________________
Authorized Signatory

**ADMINISTRATION AGENT:**

**THE TORONTO-DOMINION BANK**

Per: ______________________
Authorized Signatory

**LENDERS:**

**BY THE TORONTO-DOMINION BANK, THE ADMINISTRATION AGENT, ON BEHALF OF THE LENDERS UNDER THE CREDIT AGREEMENT**

Per: ______________________
Authorized Signatory

; provided that, until such time as the 2005 Public Debt is repaid in full, the Tranche B Carve-Out shall be utilized only for the purpose of effecting a permanent repayment of the principal of the 2005 Public Debt.

**IN WITNESS WHEREOF** the parties have caused this agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

**BORROWER:**

**ROGERS CABLE INC.**

Per: ______________________________
Authorized Signatory

Per: ______________________________
Authorized Signatory

**ADMINISTRATION AGENT:**

**THE TORONTO-DOMINION BANK**

Per: ______________________________
Authorized Signatory

**LENDERS:**

**BY THE TORONTO-DOMINION BANK, THE ADMINISTRATION AGENT, ON BEHALF OF THE LENDERS UNDER THE CREDIT AGREEMENT**

Per: ______________________________
Authorized Signatory